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                                                                    EXHIBIT 23.1

(PRICEWATERHOUSECOOPERS PCC LOGO)


                                                 11th Floor
                                                 PricewaterhouseCoopers Center
                                                 202 Hu Bin Road
                                                 Shanghai 200021, P.R.C.
                                                 Telephone +86 (21) 6123 8888
                                                 Facsimile +86 (21) 6123 8800
                                                 www.pwccn.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 28, 2005, relating to the consolidated financial statements which appear in the Annual Report of Shanda Interactive Entertainment Limited on Form 20-F for the year ended December 31, 2004. We also consent to the references to us under the headings "Selected Financial Data in such Registration Statement.





/s/ PricewaterhouseCoopers Zhong Tian Certified Public Accountants Ltd. Co.
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PricewaterhouseCoopers Zhong Tian Certified Public Accountants Ltd. Co.

Shanghai, the People's Republic of China




July 8, 2005
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Date